Exhibit 99.2

111 Huntington Avenue

Boston, MA 02199

AT THE COMPANY	AT FINANCIAL RELATIONS BOARD
Michael Walsh	Marilynn Meek – General Info.
Senior Vice President, Finance	(212) 827-3773
(617) 236-3410

Kathleen DiChiara
Investor Relations Manager
(617) 236-3343

BOSTON PROPERTIES, INC. ANNOUNCES

FIRST QUARTER 2006 RESULTS AND AN AGREEMENT TO SELL 280 PARK AVENUE

Reports diluted FFO per share of $1.03	Reports diluted EPS of $0.59

BOSTON, MA, April 25, 2006 – Boston Properties, Inc. (NYSE: BXP), a real estate investment trust, reported results today for the first quarter ended March 31, 2006.

Funds from Operations (FFO) for the quarter ended March 31, 2006 were $119.2 million, or $1.06 per share basic and $1.03 per share diluted. This compares to FFO for the quarter ended March 31, 2005 of $117.3 million, or $1.06 per share basic and $1.03 per share diluted. The weighted average number of basic and diluted shares outstanding totaled 112,508,647 and 120,013,441, respectively, for the quarter ended March 31, 2006 and 110,187,333 and 117,721,288, respectively, for the quarter ended March 31, 2005.

Net income available to common shareholders was $67.7 million for the three months ended March 31, 2006, compared to $61.2 million for the quarter ended March 31, 2005. Net income available to common shareholders per share (EPS) for the quarter ended March 31, 2006 was $0.60 basic and $0.59 on a diluted basis. This compares to EPS for the first quarter of 2005 of $0.56 basic and $0.55 on a diluted basis. EPS includes $0.05 and $0.01, on a diluted basis, related to gains on sales of real estate and discontinued operations for the quarters ended March 31, 2006 and 2005, respectively.

The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the quarter ended March 31, 2006. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

As of March 31, 2006, the Company’s portfolio consisted of 123 properties comprising approximately 42.7 million square feet, including four properties under construction and one expansion project totaling 1.2 million square feet. The overall percentage of leased space for the 117 properties in service as of March 31, 2006 was 94.3%.

Significant events of the first quarter include:

•	On January 3, 2006, the Company completed the previously disclosed sale of a parcel of land at the Prudential Center located in Boston, Massachusetts, which is being developed as the Mandarin Oriental, a hotel and condominium mixed-use complex.

•	On January 17, 2006, the Company placed-in-service its Seven Cambridge Center development project located in Cambridge, Massachusetts. Seven Cambridge Center is a fully-leased, build-to-suit project with approximately 231,000 square feet of office, research laboratory and retail space. The Company has leased 100% of the space to the Massachusetts Institute of Technology for occupancy by its affiliate, the Eli and Edythe L. Broad Institute. On October 1, 2005, the Company had placed-in-service the West Garage phase of the project consisting of parking for approximately 800 cars.

•	On January 31, 2006, the Company repaid the mortgage loan collateralized by its 101 Carnegie Center property located in Princeton, New Jersey totaling approximately $6.6 million using available cash. There was no prepayment penalty associated with the repayment. The mortgage loan bore interest at a fixed rate of 7.66% per annum and was scheduled to mature on April 1, 2006.

•	On February 24, 2006, the Company repaid the construction financing collateralized by its Seven Cambridge Center property located in Cambridge, Massachusetts totaling approximately $112.5 million using approximately $7.5 million of available cash and $105.0 million drawn under the Company’s Unsecured Line of Credit. The construction financing bore interest at a variable rate equal to LIBOR plus 1.25% per annum and was scheduled to mature in April 2007.

•	On March 13, 2006, a joint venture, in which the Company has a 50% interest, acquired a land parcel located in New York City for a purchase price of approximately $6.0 million.

•	On March 31, 2006, the Company commenced construction of South of Market, a Class A office project consisting of two buildings aggregating approximately 402,000 net rentable square feet located in Reston, Virginia. The Company expects that the project will be complete and initial occupancy is expected in the first quarter of 2008.

•	On March 31, 2006, the Company was added to the Standard & Poor’s 500 Index, a world renowned index which includes 500 leading companies in leading industries of the U.S. economy.

•	The Company was selected for the third year in a row as one of America’s Most Admired Companies in the Real Estate Industry according to FORTUNE® magazine.

Transactions completed subsequent to March 31, 2006:

•	On April 6, 2006, the Company’s Operating Partnership closed on an offering of $400 million in aggregate principal amount of its 3.75% exchangeable senior notes due 2036. The notes will be exchangeable into the Company’s common stock at an initial exchange rate, subject to adjustment, of 8.9461 shares per $1,000 principal amount of notes (or an initial exchange price of approximately $111.78 per share of common stock) under the circumstances described in the prospectus supplement filed with the Securities and Exchange Commission on April 3, 2006. Noteholders may require the Operating Partnership to purchase the notes at par initially on May 18, 2013 and, after that date, the notes will be redeemable at par at the option of the Operating Partnership under the circumstances described in the prospectus.

•	On April 13, 2006, the Company acquired a parcel of land located in Waltham, Massachusetts for a purchase price of $16.0 million.

•	On April 25, 2006, the Company executed a binding agreement for the sale of 280 Park Avenue, a Class A office property of approximately 1,179,000 net rentable square feet located in midtown Manhattan, for approximately $1.2 billion. The sale is subject to the satisfaction of customary closing conditions and, although there can be no assurances that the sale will be consummated, it is expected to close during the second quarter of 2006.

EPS and FFO per Share Guidance:

The Company’s guidance for the second quarter and full year 2006 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below. The guidance does not reflect the impact of the pending sale of 280 Park Avenue, including among other things, the estimated gain on sale, the use of proceeds and the loss of future earnings contribution from the property.

	Second Quarter 2006			Full Year 2006
	Low	-	High	Low	-	High
Projected EPS (diluted)	$0.55	—	$0.57	$2.25	—	$2.37
Add:
Projected Company Share of Real Estate Depreciation and Amortization	0.47	—	0.47	1.45	—	1.95
Less:
Projected Company Share of Gains on Sales of Real Estate	0.00	—	0.00	0.05	—	0.05

Projected FFO per Share (diluted)	$1.02	—	$1.04	$4.15	—	$4.27

Except as otherwise noted above, the foregoing estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and earnings impact of the events referenced in this release. The estimates do not include possible future gains or losses or the impact on operating results from possible future property acquisitions or dispositions. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense and any gains or losses associated with disposition activity. The Company is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization or gains or losses associated with disposition activities. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Boston Properties will host a conference call tomorrow, April 26, 2006 at 10:00 AM (Eastern Time), open to the general public, to discuss the first quarter 2006 results, the 2006 projections and related assumptions, and other related matters. The number to call for this interactive teleconference is (800) 240-4186. A replay of the conference call will be available through May 3, 2006 by dialing (800) 405-2236 and entering the passcode 11057503, or as a podcast on the Company’s website, www.bostonproperties.com, shortly after the call. An audio-webcast will also be archived and may be accessed in the Investor Relations section of the Company’s website under the heading Events & Webcasts.

Additionally, a copy of Boston Properties’ first quarter 2006 “Supplemental Operating and Financial Data” and this press release are available in the Investor Relations section of the Company’s website at www.bostonproperties.com. These materials are also available by contacting Investor Relations at (617) 236-3322 or by written request to:

Investor Relations

Boston Properties, Inc.

111 Huntington Avenue, Suite 300

Boston, MA 02199-7610

Boston Properties is a fully integrated, self-administered and self-managed real estate investment trust that develops, redevelops, acquires, manages, operates and owns a diverse portfolio of Class A office properties and also includes two hotels. The Company is one of the largest owners and developers of Class A office properties in the United States, concentrated in five markets – Boston, Midtown Manhattan, Washington, D.C., San Francisco and Princeton, N.J.

This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “guidance,” “expects,” “plans,” “estimates,” “projects,” “intends,” “believes” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Boston Properties’ control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development and acquisition activity, the ability to effectively integrate acquisitions, the costs and availability of financing (including the impact of interest rates on our hedging program), the effects of local economic and market conditions, the effects of acquisitions and dispositions, including possible impairment charges, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Boston Properties does not undertake a duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise, including its guidance for the second quarter and full fiscal year 2006.

Financial tables follow.

BOSTON PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended March 31,
	2006	2005
	(in thousands, except for per share amounts)
	(unaudited)
Revenue
Rental:
Base rent	$276,398	$278,748
Recoveries from tenants	47,193	43,337
Parking and other	13,829	13,925

Total rental revenue	337,420	336,010
Hotel revenue	12,343	12,096
Development and management services	4,376	4,536
Interest and other	1,965	1,631

Total revenue	356,104	354,273

Expenses
Operating:
Rental	112,614	108,484
Hotel	11,477	10,809
General and administrative	14,642	14,813
Interest	74,817	79,354
Depreciation and amortization	66,847	67,796
Loss from early extinguishment of debt	467	—

Total expenses	280,864	281,256

Income before minority interest in property partnership, income from unconsolidated joint ventures, minority interest in Operating Partnership, gains on sales of real estate and discontinued operations	75,240	73,017
Minority interest in property partnership	1,236	1,652
Income from unconsolidated joint ventures	1,290	1,335

Income before minority interest in Operating Partnership, gains on sales of real estate and discontinued operations	77,766	76,004
Minority interest in Operating Partnership	(15,470)	(15,677)

Income before gains on sales of real estate and discontinued operations	62,296	60,327
Gains on sales of real estate, net of minority interest	5,441	1,208

Income before discontinued operations	67,737	61,535
Discontinued operations:
Loss from discontinued operations, net of minority interest	—	(293)

Net income available to common shareholders	$67,737	$61,242

Basic earnings per common share:
Income available to common shareholders before discontinued operations	$0.60	$0.56
Discontinued operations, net of minority interest	—	—

Net income available to common shareholders	$0.60	$0.56

Weighted average number of common shares outstanding	112,509	110,187

Diluted earnings per common share:
Income available to common shareholders before discontinued operations	$0.59	$0.55
Discontinued operations, net of minority interest	—	—

Net income available to common shareholders	$0.59	$0.55

Weighted average number of common and common equivalent shares outstanding	115,157	112,364

BOSTON PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

	March 31, 2006	December 31, 2005
	(in thousands, except for share amounts)
	(unaudited)
ASSETS

Real estate	$8,864,907	$8,724,954
Construction in progress	107,051	177,576
Land held for future development	189,024	248,645
Less: accumulated depreciation	(1,320,712)	(1,265,073)

Total real estate	7,840,270	7,886,102

Cash and cash equivalents	32,214	261,496
Cash held in escrows	23,715	25,618
Tenant and other receivables, net of allowance for doubtful accounts of $2,301 and $2,519, respectively	41,458	52,668
Accrued rental income, net of allowance of $1,060 and $2,638, respectively	316,048	302,356
Deferred charges, net	246,214	242,660
Prepaid expenses and other assets	91,646	41,261
Investments in unconsolidated joint ventures	98,836	90,207

Total assets	$8,690,401	$8,902,368

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Mortgage notes payable	$3,185,550	$3,297,192
Unsecured senior notes, net of discount	1,471,163	1,471,062
Unsecured line of credit	40,000	58,000
Accounts payable and accrued expenses	86,938	109,823
Dividends and distributions payable	95,344	107,643
Accrued interest payable	39,269	47,911
Other liabilities	98,296	154,123

Total liabilities	5,016,560	5,245,754

Commitments and contingencies	—	—

Minority interests	735,185	739,268

Stockholders’ equity:
Excess stock, $.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $.01 par value, 50,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.01 par value, 250,000,000 shares authorized, 112,892,557 and 112,621,162 shares issued and 112,813,657 and 112,542,262 shares outstanding in 2006 and 2005, respectively	1,128	1,125
Additional paid-in capital	2,759,580	2,745,719
Earnings in excess of dividends	173,129	182,105
Treasury common stock, at cost	(2,722)	(2,722)
Accumulated other comprehensive income (loss)	7,541	(8,881)

Total stockholders’ equity	2,938,656	2,917,346

Total liabilities and stockholders’ equity	$8,690,401	$8,902,368

BOSTON PROPERTIES, INC.

FUNDS FROM OPERATIONS (1)

	Three months ended March 31,
	2006	2005
	(in thousands, except for per share amounts)
	(unaudited)
Net income available to common shareholders	$67,737	$61,242

Add:
Minority interest in Operating Partnership	15,470	15,677
Loss from discontinued operations, net of minority interest	—	293
Less:
Minority interest in property partnership	1,236	1,652
Income from unconsolidated joint ventures	1,290	1,335
Gains on sales of real estate, net of minority interest	5,441	1,208

Income before minority interest in property partnership, income from unconsolidated joint ventures, minority interest in Operating Partnership, gains on sales of real estate and discontinued operations	75,240	73,017

Add:
Real estate depreciation and amortization (2)	68,674	69,540
Income from unconsolidated joint ventures	1,290	1,335
Less:
Minority interest in property partnership’s share of funds from operations	268	(75)
Preferred distributions	3,110	3,280
Loss from discontinued operations	—	351

Funds from operations (FFO)	141,826	140,336

Less:
Minority interest in Operating Partnership’s share of funds from operations	22,616	23,035

Funds from operations available to common shareholders	$119,210	$117,301

Our percentage share of funds from operations - basic	84.05%	83.59%

Weighted average shares outstanding - basic	112,509	110,187

FFO per share basic	$1.06	$1.06

Weighted average shares outstanding - diluted	120,013	117,721

FFO per share diluted	$1.03	$1.03

(1)	Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) (computed in accordance with GAAP, including non-recurring items) for gains (or losses) from sales of properties, real estate related depreciation and amortization, and after adjustment for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure. The use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Management generally considers FFO to be a useful measure for reviewing our comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies. Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently.

FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP and is not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO should be compared with our reported net income and considered in addition to cash flows in accordance with GAAP, as presented in our consolidated financial statements.

(2)	Real estate depreciation and amortization consists of depreciation and amortization from the Consolidated Statements of Operations of $66,847 and $67,796, our share of unconsolidated joint venture real estate depreciation and amortization of $2,304 and $1,798 and depreciation and amortization from discontinued operations of $0 and $366, less corporate related depreciation and amortization of $477 and $420 for the three months ended March 31, 2006 and 2005, respectively.

BOSTON PROPERTIES, INC.

PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	March 31, 2006	December 31, 2005
Greater Boston	91.6%	89.9%
Greater Washington, D.C.	97.2%	97.2%
Midtown Manhattan	98.9%	98.3%
Princeton/East Brunswick, NJ	87.2%	86.9%
Greater San Francisco	89.3%	90.8%

Total Portfolio	94.3%	93.8%

	% Leased by Type
	March 31, 2006	December 31, 2005
Class A Office Portfolio	94.1%	93.7%
Office/Technical Portfolio	97.9%	97.6%

Total Portfolio	94.3%	93.8%